Date: July 12, 2024

To: Sentage Holdings Inc.

501, Platinum Tower 233 Taicang Road

Huangpu, Shanghai City

People's Republic of China

RE: Consent letter of Beijing Dacheng Law Offices, LLP (Fuzhou)

Dear Sirs or Madams,

We are lawyers qualified in the People's Republic of China ("**PRC**") acting as the PRC legal counsel to **Sentage Holdings Inc.** (the "**Company**"), in connection with the proposed offering of the securities of the Company (the "**Offering**") , as set forth in the Company's registration statement on Form F-3, including all amendments or supplements thereto (the "**Registration Statement**"), filed by the Company with the Securities and Exchange Commission (the "**SEC**") under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

We hereby consent to the reference to our name in the Registration Statement, including on the cover page and under the captions "Prospectus Summary," "Risk Factors," "Legal Matters," "Enforceability of Civil Liabilities," and elsewhere in the Registration Statement, and the inclusion of our opinions in the Registration Statement with respect to permissions, consents, approvals, and filings required by PRC authorities, including the China Securities Regulatory Commission, relating to the Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments or supplements thereto.

Yours faithfully,

Qiushi Li

Attorney at Law

Beijing Dacheng Law Offices, LLP (Fuzhou)